Exhibit 23

ARRIS GROUP, INC.

EMPLOYEE SAVINGS PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68018) pertaining to the ARRIS Group, Inc. Employee Savings Plan of our report dated June 28, 2012, with respect to the financial statements and schedule of assets (held at end of year) of the ARRIS Group, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 28, 2012